SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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NATIONWIDE VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

March 26, 2012

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager International Value Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Dimensional Fund Advisors LP (“DFA”) to serve as a new subadviser to the Fund.  At the same time, the Board approved the termination of AllianceBernstein L.P. (“Alliance”) as a subadviser to the Fund.  These changes became effective on January 10, 2012.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.  The full information statement will also be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until July 15, 2012.  A paper or email copy of the full information statement may be obtained, without charge, by contacting the Fund at 877-708-3611.

The Board approved the appointment of DFA as a subadviser to the Fund upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	Alliance’s continuing underperformance relative to its benchmark and peer group;
•
NFA’s belief that there are flaws in Alliance’s execution of its international deep value and other long-only mandates, and that DFA is capable of delivering returns that better correspond with the risks inherent in a deep value strategy; and

•	DFA’s internal resources, capability, and willingness to manage the Fund in accordance with its investment objective and principal investment strategies.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager International Value Fund (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about April 2, 2012.  The Information Statement is also available online at www.nationwide.com/mutualfundsshareholdernews.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective January 10, 2012, Dimensional Fund Advisors LP (“DFA”) began serving as subadviser to the Fund, following the termination of AllianceBernstein L.P. (“Alliance”).  As a result of this change, assets of the Fund previously subadvised by Alliance are now subadvised by DFA.

DFA is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  DFA is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of DFA, located at 6300 Bee Cave Road, Building One, Austin, Texas 78746, as a new subadviser to the Fund.  DFA began serving as one of the Fund’s subadvisers on January 10, 2012, following action taken by the Board on December 13, 2011, to approve DFA as subadviser to the Fund.  The decision by the Board to approve DFA as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified, or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective seeks long-term capital appreciation. Under normal conditions, the Fund invests at least 80% of its net assets in equity securities of companies located, headquartered, or whose securities regularly trade on markets outside the United States.

Alliance employs a deep value style that produces a volatile and cyclical return pattern.  NFA believes there to be flaws in Alliance’s execution of its long-only mandates, including international deep value, as evidenced by Alliance’s continuing underperformance across all such mandates.  In addition, Alliance’s stock-specific approach, based on fundamental, bottom-up analysis, has experienced several misplaced issuer bets that have performed poorly or that have failed to realize the full rewards of the deep value cycle.  In view of this information, NFA conducted a formal search for a single subadviser that would replace Alliance.

NFA employed a subadviser selection process that was driven by qualitative, quantitative, and risk-related criteria, including performance record, investment strategies, and strength and depth of management.  For those potential subadvisers that met the performance requirements, a number of other factors were applied, including whether the potential subadviser’s strategy appropriately complemented that of JPMorgan Investment Management Inc., the Fund’s other subadviser, and whether the potential subadviser could appropriately subadvise the Fund in accordance with its investment objective and principal investment strategies.  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative, quantitative, and risk due diligence processes.

DFA

Of the potential subadvisers that were evaluated, NFA found DFA to be the most qualified and appropriate candidate to subadvise the Fund considering the results of a detailed due diligence process as well as the Fund’s investment objectives and strategies.  DFA uses a market capitalization-weighted approach.  DFA purchases stocks of large non-U.S. companies in countries with developed markets that it determines to be value stocks.  A company’s market capitalization is the number of its shares outstanding times its price per share.  In general, the higher the relative market capitalization a large company has within an eligible country, the greater its representation in a portfolio.  DFA may modify market capitalization weights after considering such factors as free float, momentum, trading strategies, liquidity management and other factors that DFA determines appropriate, given market conditions.  Securities are considered to be value stocks primarily because a company’s shares have a high book value in relation to their market value.  This evaluation of book-to-price excludes companies having negative or zero book values.  In assessing value, DFA may consider additional factors such as price to cash flow or price to earnings ratios as well as economic conditions and developments in the issuer’s industry.  The criteria DFA uses for assessing value are subject to change from time to time.  DFA believes that equity investing should involve a long-term view and a systematic focus on sources of expected returns, not on stock pricing or market timing.  In constructing an investment portfolio, DFA identifies a broadly diversified universe of eligible securities with precisely-defined risk and return characteristics.  It then places priority on efficiently managing portfolio turnover and keeping trading costs low.

Investment decisions for the Fund are made by Stephen A. Clark, Karen E. Umland, Joseph H. Chi, and Jed Fogdall.  Mr. Clark is Vice President and Head of Portfolio Management at DFA, where he has been employed since 2001.  Ms. Umland is Vice President, Head of Investment Strategies, and Senior Portfolio Manager at DFA, where she has been employed since 1993.  Mr. Chi is Vice President and Portfolio Manager at DFA, where he has been employed since 2005.  Mr. Fogdall is Vice President and Portfolio Manager at DFA, where he has been employed since 2004.

Based on the foregoing considerations, NFA recommended to the Board that DFA be approved as subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on December 13, 2011, the Board, none of the members of which are considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Alliance as subadviser to the Fund and the hiring of DFA as subadviser to the Fund.  The Trustees were provided with detailed materials relating to DFA in advance of and at the meeting.  The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the appointment of DFA and the possible effect on the Fund.  The material factors and conclusions that formed the basis for the approval are discussed below.

The Nature, Extent, and Quality of the Services Provided by DFA as Subadviser.  The Board considered the information provided by NFA relating to DFA, including information relating to the impact to the Fund’s risk/return profile anticipated by NFA.  The Board also examined and considered the experience of the investment personnel of DFA that would be managing the Fund.  The Board concluded that the nature and extent of services were consistent with industry norms and that the quality of services was expected to be good.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Fund on behalf of DFA.  The Board found that the historical investment performance record of DFA, in combination with various other factors, supported the conclusion that the prospects were reasonable that DFA would provide satisfactory investment performance.

Fee Level.  The Board considered the Fund’s overall fee level.  The Board noted that NFA and DFA agreed to a lower subadvisory fee schedule than the subadvisory fee schedule with Alliance.  As a result of the new fee structure, NFA proposed to share the savings with shareholders of the Fund by entering into a Fee Waiver Agreement with the Trust whereby NFA would waive 50% of the amount by which NFA will realize savings due to the new fee structure.  The Board concluded that the subadvisory fees to be paid to DFA were fair and reasonable in relation to the services and benefits provided to the Fund.

Economies of Scale.  The Board noted that the Fund’s subadvisory fee schedule includes breakpoints that are intended to result in fee reductions over time as assets increase.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to DFA as a result of the subadvisory relationship with the Fund and concluded that profitability could only be assessed after a reasonable time of service under the new arrangement.  In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to DFA as a result of its relationship with the Fund.

Terms of the Subadvisory Agreement.  The Board reviewed the terms of the subadvisory agreement and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.  The Board concluded that the terms were fair and reasonable.

Conclusion.  Based on the totality of multiple factors taken together, instead of any single factor, the Board concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with DFA, dated January 10, 2012 (the “Agreement”), was approved by the Board on December 13, 2011.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2013 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.  The Agreement can be terminated on not more than 60 days’ written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the Fund, or DFA.  The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to DFA (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A.  The overall advisory fees of the Fund would decrease under the Agreement, as a result of a lower subadvisory fee schedule with DFA than the previous subadvisory fee schedule with Alliance and the new Fee Waiver Agreement between NFA and the Trust.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to DFA and for overseeing and reviewing the performance of DFA.  DFA is required to manage the  Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, DFA is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers DFA selects and to negotiate commissions to be paid on such transactions.  In doing so, DFA is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement, DFA and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

DFA is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of DFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law, as well as under certain other circumstances.  The Agreement also contains provisions pursuant to which NFA is required to indemnify DFA for any liability and expenses which may be sustained by DFA unless they were the result of DFA’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that DFA establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits DFA to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between DFA and other subadvisers to funds affiliated with the Fund.

Further Information.  The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT DFA

DFA is located at 6300 Bee Cave Road, Building One, Austin, Texas 78746.  The following table sets forth the name and principal occupation of the principal executive officer and each director of DFA.  The address of each person listed below is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

Name	Title
David Gilbert Booth	Chairman, President, and Co-Chief Executive Officer
Catherine Lee Newell	Vice President, Chief Legal Officer, and Secretary
Christopher Scott Crossan	Global Chief Compliance Officer, Chief Compliance Officer, and Vice President
Patrick Michael Keating	Vice President and Chief Operating Officer
David Robert Martin	Vice President, Chief Financial Officer, and Treasurer
Eduardo Augusto Repetto	Director, Co-Chief Executive Officer, and Chief Investment Officer

DFA, a Delaware limited partnership, is controlled and operated by its general partner, Dimensional Holdings Inc., a Delaware corporation.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2011, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 18, 2012.  The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services.  Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board:
(i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated.  NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance.  The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination.  The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of January 10, 2012, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of January 10, 2012, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of January 10, 2012, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of DFA as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund.  Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation.  All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders.  The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of DFA, nor do any such Officers or Trustees own securities issued by DFA or have any other material direct or indirect interest in DFA.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request.  This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331.  The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

March 26, 2012

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to DFA (as a percentage of the Fund’s average daily net assets under DFA’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Multi-Manager International Value Fund	0.45% on subadviser assets up to $100 million; and 0.30% on subadviser assets of $100 million or more.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Multi-Manager International Value Fund	0.75% on assets up to $500 million; 0.70% on assets of $500 million or more but less than $2 billion; and 0.65% on assets of $2 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2011.  The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager International Value Fund	$4,414,605

C-1

EXHIBIT D

As of January 10, 2012, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager International Value Fund Class Y	72,036,618.92
NVIT Multi-Manager International Value Fund Class I	91,380.342
NVIT Multi-Manager International Value Fund Class II	67,165.424
NVIT Multi-Manager International Value Fund Class III	4,394,277.61
NVIT Multi-Manager International Value Fund Class IV	1,872,459.22
NVIT Multi-Manager International Value Fund Class VI	72,036,618.92

D-1

EXHIBIT E

As of January 10, 2012, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager International Value Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY NWVLI4 PO Box 182029 Columbus, OH 43218	75,784.6030	82.93%
NATIONWIDE LIFE INSURANCE COMPANY NWVLI2 PO Box 182029 Columbus, OH 43218	15,595.7390	17.07%

NVIT Multi-Manager International Value Fund Class II

NATIONWIDE LIFE INSURANCE COMPANY NWVAII PO Box 182029 Columbus, OH 43218	66,926.5250	99.64%

NVIT Multi-Manager International Value Fund Class III
NATIONWIDE LIFE & ANNUITY INSURANCE PMLIC-VLI PO Box 182029 Columbus, OH 43218	1,634,870.4120	37.20%
NATIONWIDE LIFE INSURANCE COMPANY NWVA9 PO Box 182029 Columbus, OH 43218	1,127,788.7170	25.66%
NATIONWIDE LIFE & ANNUITY INSURANCE NWVAII PO Box 182029 Columbus, OH 43218	647,514.1950	14.74%
NATIONWIDE LIFE INSURANCE COMPANY NWVI4 PO Box 182029 Columbus, OH 43218	541,823.9870	12.33%

NVIT Multi-Manager International Value Fund Class IV
NATIONWIDE LIFE INSURANCE COMPANY PMLIC-VLI PO Box 182029 Columbus, OH 43218	1,489,404.0640	79.54%
NATIONWIDE LIFE & ANNUITY INSURANCE PLACA-VA PO Box 182029 Columbus, OH 43218	232,747.5350	12.43%
NATIONWIDE LIFE & ANNUITY INSURANCE PLACA-VLI PO Box 182029 Columbus, OH 43218	125,996.1800	6.73%

E-1

NVIT Multi-Manager International Value Fund Class VI
NATIONWIDE LIFE INSURANCE COMPANY NWVA7 PO Box 182029 Columbus, OH 43218	6,275,578.6910	96.45%

NVIT Multi-Manager International Value Fund Class Y
NVIT Cardinal Capital Appreciation 3435 Stelzer Rd Columbus, OH 43219	26,745,011.4220	37.13%
NVIT Cardinal Moderate 3435 Stelzer Rd Columbus, OH 43219	20,679,562.9410	28.71%
NVIT Cardinal Balanced 3435 Stelzer Rd Columbus, OH 43219	11,833,602.7780	16.43%
NVIT Cardinal Moderate Aggressive 3435 Stelzer Rd Columbus, OH 43219	5,930,795.3220	8.23%
NVIT Cardinal Moderate Conservative 3435 Stelzer Rd Columbus, OH 43219	4,125,287.3560	5.73%

E-2

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

NVIT Multi-Manager International Value Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the internet relating to the NVIT Multi-Manager International Value Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Dimensional Fund Advisors L.P. to serve as a new subadviser to a portion of the Fund. At the same time, the Board approved the termination of AllianceBernstein L.P. as subadviser to a portion of the Fund. These changes became effective on January 10, 2012. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full information statement will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until July 15, 2012. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 866-450-8470.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.  There is no charge to you for requesting a copy.